Oppenheimer New Jersey Municipal Fund
                  Exhibit 24(b)(16) to Form N-1A
               Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains
Price

Class A Shares
   04/08/94          0.0510000      0.0000000            10.810
   05/10/94          0.0510000      0.0000000            10.800
   06/10/94          0.0510000      0.0000000            11.100
   07/08/94          0.0510000      0.0000000            10.750
   08/10/94          0.0510000      0.0000000            10.870
   09/09/94          0.0510000      0.0000000            10.880
   10/10/94          0.0510000      0.0000000            10.610
   11/10/94          0.0510000      0.0000000            10.120
   12/09/94          0.0510000      0.0000000            10.290
   01/10/95          0.0510000      0.0000000            10.450
   02/10/95          0.0510000      0.0000000            10.800
   03/10/95          0.0510000      0.0000000            10.890
   04/10/95          0.0510000      0.0000000            11.000
   05/10/95          0.0510000      0.0000000            11.070
   06/09/95          0.0510000      0.0000000            11.180
   07/10/95          0.0510000      0.0000000            11.120
   08/10/95          0.0510000      0.0000000            10.970
   09/08/95          0.0510000      0.0000000            11.070
   10/10/95          0.0510000      0.0000000            11.100
   11/10/95          0.0510000      0.0000000            11.160
   12/08/95          0.0510000      0.0100000            11.270
   01/10/96          0.0510000      0.0000000            11.210
   02/09/96          0.0510000      0.0000000            11.310
   03/08/96          0.0510000      0.0000000            11.070
   04/10/96          0.0510000      0.0000000            11.000
   05/10/96          0.0510000      0.0000000            11.000
   06/10/96          0.0510000      0.0000000            10.920
   07/10/96          0.0510000      0.0000000            10.970
   08/09/96          0.0510000      0.0000000            11.230
   09/10/96          0.0510000      0.0000000            11.010
   10/10/96          0.0510000      0.0000000            11.120
   11/08/96          0.0510000      0.0000000            11.240
   12/10/96          0.0510000      0.0200000            11.240
   01/10/97          0.0510000      0.0000000            11.140
   02/10/97          0.0510000      0.0000000            11.220
   03/10/97          0.0510000      0.0000000            11.190
   04/10/97          0.0510000      0.0000000            11.050
   05/09/97          0.0510000      0.0000000            11.150
   06/10/97          0.0510000      0.0000000            11.250
   07/10/97          0.0510000      0.0000000            11.380


Class B Shares
   04/08/94          0.0356294      0.0000000            10.800
   05/10/94          0.0436201      0.0000000            10.790
   06/10/94          0.0423901      0.0000000            11.090
   07/08/94          0.0449888      0.0000000            10.740
   08/10/94          0.0430984      0.0000000            10.860


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   09/09/94          0.0432218      0.0000000            10.870
   10/10/94          0.0440405      0.0000000            10.600
   11/10/94          0.0441921      0.0000000            10.100
   12/09/94          0.0443710      0.0000000            10.280
   01/10/95          0.0451300      0.0000000            10.440




Oppenheimer New Jersey Municipal Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains
Price

Class B Shares (Continued)
   02/10/95          0.0442980      0.0000000            10.790
   03/10/95          0.0451540      0.0000000            10.880
   04/10/95          0.0445743      0.0000000            10.990
   05/10/95          0.0439795      0.0000000            11.060
   06/09/95          0.0437032      0.0000000            11.170
   07/10/95          0.0445079      0.0000000            11.110
   08/10/95          0.0438748      0.0000000            10.970
   09/08/95          0.0440455      0.0000000            11.070
   10/10/95          0.0443213      0.0000000            11.100
   11/10/95          0.0434742      0.0000000            11.160
   12/08/95          0.0444830      0.0100000            11.270
   01/10/96          0.0437903      0.0000000            11.200
   02/09/96          0.0429986      0.0000000            11.310
   03/08/96          0.0440210      0.0000000            11.070
   04/10/96          0.0439382      0.0000000            10.990
   05/10/96          0.0435617      0.0000000            10.990
   06/10/96          0.0443803      0.0000000            10.910
   07/10/96          0.0441169      0.0000000            10.970
   08/09/96          0.0436920      0.0000000            11.220
   09/10/96          0.0441184      0.0000000            11.000
   10/10/96          0.0439078      0.0000000            11.110
   11/08/96          0.0438168      0.0000000            11.230
   12/10/96          0.0439625      0.0200000            11.240
   01/10/97          0.0432844      0.0000000            11.130
   02/10/97          0.0442618      0.0000000            11.220
   03/10/97          0.0445672      0.0000000            11.180
   04/10/97          0.0441787      0.0000000            11.050
   05/09/97          0.0438193      0.0000000            11.140
   06/10/97          0.0439681      0.0000000            11.240
   07/10/97          0.0439937      0.0000000            11.380


Class C Shares
   09/08/95          0.0185144      0.0000000            11.070
   10/10/95          0.0501312      0.0000000            11.100
   11/10/95          0.0487637      0.0000000            11.160
   12/08/95          0.0511721      0.0100000            11.270
   01/10/96          0.0401835      0.0000000            11.200
   02/09/96          0.0423239      0.0000000            11.300
   03/08/96          0.0429055      0.0000000            11.070
   04/10/96          0.0436957      0.0000000            11.000
   05/10/96          0.0422277      0.0000000            10.990
   06/10/96          0.0437398      0.0000000            10.910


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   07/10/96          0.0443183      0.0000000            10.970
   08/09/96          0.0423817      0.0000000            11.230
   09/10/96          0.0440162      0.0000000            11.000
   10/10/96          0.0425084      0.0000000            11.120
   11/08/96          0.0431357      0.0000000            11.230
   12/10/96          0.0435257      0.0200000            11.240
   01/10/97          0.0431911      0.0000000            11.130
   02/10/97          0.0435796      0.0000000            11.220
   03/10/97          0.0432850      0.0000000            11.180
   04/10/97          0.0425884      0.0000000            11.050
   05/09/97          0.0441325      0.0000000            11.150
   06/10/97          0.0435564      0.0000000            11.240
   07/10/97          0.0438415      0.0000000            11.380



Oppenheimer New Jersey Municipal Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 07/31/97:

   The formula for calculating average annual total return is as follows:

           1               ERV n
   --------------- =      (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000



Class A Shares

Examples, assuming a maximum        Examples at NAV:
   sales charge of 4.75%:

   One Year                         One Year

   {($1,047.68/$1,000)^ 1} - 1  = 4.77%

   {($1,099.95/$1,000)^ 1} - 1  = 10.00%

   Inception Year                   Inception Year

   {($1,163.82/$1,000)^.2927}-1 = 4.54%

   {($1,221.84/$1,000)^.2927}-1 = 6.04%



Class B Shares

Examples, assuming a maximum        Examples at NAV:
   contingent deferred sales charge
   of 5.00% for the first year and
   3.00% for the inception year:




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   One Year                         One Year

   {($1,041.76/$1,000)^ 1} - 1  = 4.18%

   {($1,091.76/$1,000)^ 1} - 1  = 9.18%

   Inception Year                   Inception Year

   {($1,158.91/$1,000)^.2927}-1 = 4.41%

   {($1,188.92/$1,000)^.2927}-1 = 5.20%


Class C Shares

Examples, assuming a maximum        Examples at NAV:
   contingent deferred sales charge
   of 1.00% for the first year, and
   0.00% for the inception year:

   One Year                         One Year

   {($1,081.09/$1,000)^ 1} - 1 =  8.11%

   {($1,091.08/$1,000)^ 1} - 1  = 9.11%

   Inception Year                   Inception Year

   {($1,150.12/$1,000)^.5202}-1 = 7.55%

   {($1,150.12/$1,000)^.5202}-1 = 7.55%



Oppenheimer New Jersey Municipal Fund
Page 4


2. Cumulative Total Returns for the Periods Ended 07/31/97:

    The formula for calculating cumulative total return is as follows:

    (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum        Examples at NAV:
   sales charge of 4.75%:

   One Year                         One Year

   $1,047.68 - $1,000 /$1,000 =  4.77%

   $1,099.95 - $1,000 /$1,000 = 10.00%

   Inception                        Inception

   $1,163.82 - $1,000 /$1,000 = 16.38%

   $1,221.84 - $1,000 /$1,000 = 22.18%

Class B Shares

Examples, assuming a maximum        Examples at NAV:
   contingent deferred sales charge
   of 5.00% for the first year and
   3.00% for the inception year:


   One Year                         One Year

   $1,041.76 - $1,000 /$1,000 =  4.18%

   $1,091.76 - $1,000 /$1,000 =  9.18%

   Inception                        Inception

   $1,158.91 - $1,000 /$1,000 = 15.89%

   $1,188.92 - $1,000 /$1,000 = 18.89%



Class C Shares

Examples, assuming a maximum        Examples at NAV:
   contingent deferred sales charge
   of 1.00% for the first year, and
   0.00% for the inception year:


   One Year                         One Year

   $1,081.09 - $1,000 /$1,000 =  8.11%

   $1,091.08 - $1,000 /$1,000 =  9.11%


   Inception                        Inception

   $1,150.12 - $1,000 /$1,000 = 15.01%

   $1,150.12 - $1,000 /$1,000 = 15.01%



Oppenheimer New Jersey Municipal Fund
Page 5


3. Standardized Yield for the 30-Day Period Ended 07/31/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                               a - b      6
                  Yield =  2 { (---------  +  1 )  -  1 }
                             cd or ce

    The symbols above represent the following factors:

a = Dividends and interest earned during the 30-day period.


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b   = Expenses accrued for the period (net of any expense reimbursements).
c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
d = The Fund's maximum offering price (including sales charge) per share on the last day of the period.
e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


            $75,948.42 - $12,885.14       6
         2{(-----------------------  +  1)  - 1}  = 3.91%
              1,609,650 x  $12.12


Class B Shares

Example at NAV:


            $72,703.65 - $23,089.17       6
         2{(-----------------------  +  1)  - 1}  = 3.37%
              1,541,900 x  $11.53


Class C Shares

Example at NAV:


            $ 7,828.71 - $ 2,495.92       6
         2{(-----------------------  +  1)  - 1}  = 3.37%
                166,009 x  $11.53



Oppenheimer New Jersey Municipal Fund
Page 6


4. Dividend Yields For The Period Ended 07/31/97:

    The Fund's dividend yields are calculated using the following formula:

             Dividend Yield   =  { (a x 12 } / b or c

    The symbols above represent the following factors:

a = The last declared dividend earned during the period. b = The Fund's maximum offering price (including sales charge)
   per share on payable date.
c = The Fund's net asset value (excluding sales charge) per share on payable date.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering  $.0510000 x 12 / $11.95  =  5.12%


  Dividend Yield
  at Net Asset Value   $.0510000 x 12 / $11.38  =  5.38%


Class B Shares

  Dividend Yield
  at Net Asset Value   $.0439937 x 12 / $11.38  =  4.64%


Class C Shares

  Dividend Yield
  at Net Asset Value   $.0438415 x 12 / $11.38  =  4.62%




Oppenheimer New Jersey Municipal Fund
Page 7


5. Tax-Equivalent Yields For The 30-Day Period Ended 07/31/97:

   The Fund's tax-equivalent yields are calculated using the following formula:

        (a / (1 - c)) + b  =  Tax-Equivalent Yield


   The symbols above represent the following factors:

a = 30-day SEC yield of tax-exempt security positions in the portfolio. b = 30-day SEC yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).


  Examples:

    Class A Shares   (.0391 / (1 - .4345)) +  0  = 6.91%


    Class B Shares   (.0337 / (1 - .4345)) +  0  = 5.96%


    Class C Shares   (.0337 / (1 - .4345)) +  0  = 5.96%



   Combined Stated Tax Rate Formula

         1 - {(1-d)(1-e)} = Combined Stated Tax Rate


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   The symbols above represent the following factors:

d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
e = Stated New Jersey State tax rate (e.g., for an individual in the 39.6% federal and 6.37% state tax bracket filing singly).



   Example:   1 - {(1 - .3960)(1 - .0637)} = 43.45%